UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Framework Agreement

On September 15, 2021 (the “Effective Date”), Ideanomics, Inc., a Nevada corporation (“Ideanomics”), entered into a Framework Agreement (the “Framework Agreement”) with Energica Motor Company S.p.A., a joint stock company incorporated under the laws of Repubic of Italy (“Energica”), CRP Meccanica S.r.l., a limited liability company incorporated under the laws of Republic of Italy (“CRP Meccanica”), Maison ER & Cie S.a., a limited liability company incorporated under the laws of Luxembourg (“Maison”), CRP Technology S.r.l., a limited liability company incorporated under the laws of the Republic of Italy (“CRP Technology”), Andrea Vezzani (“Vezzani”), Giampiero Testoni (“Testoni” and, together with CRP Meccanica, Maison, CRP Technology and Vezzani, the “Founders” and each a “Founder”). Ideanomics, Energica and the Founders, are herein referred to collectively, as the “Parties” and each a “Party”. Ideanomics currently owns 20% of the Energica ordinary shares which are outstanding.

Prior to the Effective Date, the board of directors of Ideanomics has unanimously approved the Framework Agreement and the transactions contemplated thereby.

Ideanomics expects to launch, by acting in concert with the Founders, a voluntary and conditional public tender offer (the “Tender Offer”) for (i) the approximately 11,107,505 ordinary shares which are in Energica’s public float for an aggregate purchase price of approximately €35,544,016 (the “Public Float Shares”) traded on AIM Italia, a multilateral trading facility organized and managed by Borsa Italiana (“AIM Italia”) and (ii) the one-third of the ordinary shares owned by the Founders which consist of 2,529,731 shares held by CRP Meccanica and 2,091,940 shares held by CRP Technology (the “CRP Shares”, together with the Public Float Shares, the “Tender Shares”) (for a whole amount of 4,621,671 shares or approximately €15,000,000 aggregate purchase price) aimed at obtaining the delisting of Energica’s ordinary shares from AIM Italia (the “Delisting”), with a view to increase and maximize the value of Energica in line with its growth and development goals. The Parties have agreed that Energica’s governance in the event of a successful completion of the Tender Offer will be governed by a separate shareholders agreement (the “Shareholders Agreement”) to be entered into by the parties to the Shareholders Agreement, material terms of which are set forth below.

The Tender Offer, among other things, is subject to the following terms and conditions: (a) the Tender Offer shall be a voluntary offer for the Tender Shares traded on AIM Italia; and on all 1,037,400 warrants admitted to trading on the AIM Italia and due to expire on October 15, 2021 (the “Energica Warrants 2016-2021”), to the extent such warrants are not expired, at a price: (i) per each Tender Share equal to the price of €3.20 per share, to be offered by Ideanomics in the Tender Offer (the “Offer Price”); and (ii) per Energica Warrants 2016-2021 equal to €0.10; (b) the Offer Price will be paid by Ideanomics on each date on which the Offer Price will be paid to Energica shareholders that have tendered their shares to the Tender Offer, including, if applicable, in the context of the squeeze out procedures (the “Payment Date”) for each Tender Share tendered to the Tender Offer; and (c) acceptances of the Tender Offer by shareholders of Energica of a minimum aggregate number of Tender Shares such as to allow Ideanomics in concert with the Founders, to hold at the end of the period of duration of the Tender Offer to be agreed between Ideanomics and Commissione Nazionale per le Società e la Borsa, or Consob, as possibly extended (the “Offer Period”) at least 90% of the overall Energica voting rights (“Minimum Acceptance Level Condition”), it being understood that if the Tender Offer does not reach an aggregate of 90% then Ideanomics will not be required to close the purchase of any of the Tender Shares; (d) that, between the Effective Date and the Payment Date, the corporate bodies of Energica do not carry out or undertake to carry out acts or transactions that may cause a significant deterioration, even prospectively, compared to the situation as of the date of the financial statements as of December 31, 2020, in the capital, assets, operating, business and financial results and/or activity of Energica; (e) that Energica or the Founders respectively do not resolve or cause to resolve, and in any event do not execute or undertake to execute, any acts or transactions that may conflict with the pursue of the objectives of the Tender Offer, even if such acts or transactions have been authorized by the ordinary or extraordinary shareholders’ meeting of Energica; and (f) the non-occurrence of extraordinary circumstances or events at a national or international level that entail or may entail material adverse changes in the political, financial, economic, currency, regulatory or market situation having prejudicial effects on the Tender Offer or on the capital, financial, or economic situation of Energica with respect to the Tender Offer, compared to that resulting as at the date of the financial statements as of December 31, 2020 and no facts or situations relating to Energica, not known to the market, have arisen which would have the effect of materially prejudicing the business of Energica or its financial, asset, economic situation, compared to that resulting as at the date of the financial statements as of December 31, 2020.

During the Offer Period, each Party agreed that, for a 12 month period following the Effective Date (the “Lock-up Period”), not to: (i) engage, directly or indirectly, in any sale, transfer, disposal or other transaction which has as its object or effect, directly or indirectly, the assignment or transfer to third parties, for any reason and in any form of the shares (or other financial instruments, which grant the right to purchase, subscribe for, convert into, or exchange for, shares or other financial instruments that grant rights inherent in or similar to such shares or financial instruments); and (ii) not to approve and/or carry out transactions on derivative instruments, which have the same effects, even if only economic, as the transactions referred to above, and subject to certain exceptions. In addition, the Parties agreed not to make (or agree to make) directly or indirectly, also by means of its respective affiliates, any purchase of shares (or other financial instruments giving the right to purchase or subscribe for them) during the period between the Effective Date and the six months following the completion of the Tender Offer for a higher price than the Offer Price.

The obligation of the Parties to execute the Framework Agreement and to perform the other actions required to be taken pursuant the Framework Agreement is subject to the occurrence before October 30, 2021 (“Long Stop Date”) of the following conditions precedent (“Conditions Precedent”): (a) the execution by Ideanomics of a standard warranty and indemnity insurance policy, at terms and conditions in line with market practice for transactions similar to this transaction; (b) the arrangement and approval by Energica board of directors of 2022-2024 business plan and budget. The Conditions Precedent are unilateral conditions, provided in the sole and exclusive interest of Ideanomics, and Ideanomics has the right to unilaterally waive the aforesaid Conditions Precedent within the Long Stop Date, in which event the Condition Precedent waived shall be considered as not provided. The Parties agreed that even if only one of the Conditions Precedent is not met or waived within the Long Stop Date, the Framework Agreement shall automatically terminate and shall cease to be in effect between the Parties, which shall be released from all the obligations provided for therein, subject to certain exceptions. The Framework Agreement shall be deemed automatically terminated and without effect ex nunc (i.e., prospectively only) on the prior date on which the Parties have announced to the market that the Minimum Acceptance Level Condition has not been fulfilled.

The Framework Agreement contains customary representations, warranties and covenants by the Founders (including the Founder’s indemnity obligations, subject to certain limitations) and Ideanomics. Ideanomics intends to purchase representations and warranties insurance to insure against the risk of loss arising from the Founders’ breach of such representations, warranties and covenants. Ideanomics has agreed to keep Energica and the Founders harmless and indemnified from any and all liabilities incurred by the same that would have not arisen if our representations and warranties had been true and correct. Ideanomics’s indemnification obligations are subject to certain limitations, including that in no event shall Ideanomics’s liabilities be more than €4,000,000.

The Framework Agreement and related description are intended to provide information regarding the terms of the Framework Agreement and are not intended to modify or supplement any factual disclosures about Ideanomics in its reports filed with the Securities and Exchange Commission. In particular, the Framework Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Parties. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances under which a party may have the right not to consummate the transactions contemplated by the Framework Agreement if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. As is customary, the assertions embodied in the representations and warranties made by the Parties in the Framework Agreement are qualified by information contained in confidential disclosure schedules that Energica has delivered to Ideanomics in connection with the signing of the Framework Agreement. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Shareholders of Ideanomics are not third-party beneficiaries under the Framework Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ideanomics or Energica. Moreover, information concerning the subject matter of the representations and warranties may change after the Effective Date.

The foregoing description of the Framework Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Framework Agreement, which will be filed as an exhibit to Ideanomics’s future Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as required.

Shareholders Agreement

Pursuant to the Shareholders Agreement, within 15 business days from the Delisting, Ideanomics will subscribe to the convertible notes issued by Energica for an amount up to €8,000,000, for a duration of 60 months, at an annual interest rate of 8.00% consistent with the financial needs of Energica as provided by the First Annual Business Plan 2022, each Annual Business Plan and the Three Year Capital Plan (“Additional Financing”). Energica will have the right to call tranches of up to €1,000,000 with a 30-day notice, or of a different size and timing as agreed upon by the parties to the Shareholders Agreement. Energica agreed to reimburse the interest starting from the expiry of the first year from subscription of the convertible notes on a monthly basis. At the maturity date, principal and outstanding interests of the convertible notes shall be reimbursed in cash by Energica or converted into Energica share, at Ideanomics’s discretion, at a conversion price of €3.20 per share.

The parties to the Shareholders Agreement have also agreed to take all actions within their respective power, including, without limitation, by voting their shares of Energica and causing their respective affiliates to vote their shares of Energica, required to cause the board of directors of Energica (“Board”) to consist of five (5) individuals designated in writing by the parties in accordance with the Shareholders Agreement. Ideanomics shall have the right to designate three (3) members of the Board, including the Vice Chairman, and CRP Meccanica shall have the right to designate two (2) members of the Board, including the Chariman of the Board and the chief executive officer. Certain material actions require the consent of holders of at least ninety percent (90%) of the share capital of Enerica, including changes in By-laws, liquidation and mergers, demergers and other changes in corporate form.

The Energica Shareholders agreed not to transfer, directly or indirectly, any shares held by each of them in the share capital of Energica until the expiry of the 12th month from the execution of the Shareholders Agreement. Once the aforesaid lock-up period has expired, the transfer by one shareholder of shares of capital stock of Energica are subject to preemptive rights of the other shareholders. Subject to such preemptive rights, and following the lock-up period, should an Energica Shareholders (the “Tagged Shareholders”), receive, and intend to accept, an offer to sell to a bona fide third party that is not Ideanomics, Energica and the Founders or a related party or affiliate of Ideanomics, Energica and the Founders, their interest in Energica, in whole or in part (the “Shares on Sale”), the other Energica Shareholders (the “Tag-Along Shareholders”) shall be entitled to sell the shares held by the same in the share capital of Energica (the “Tag-Along Right”) at the same price and conditions offered to the Tagged Shareholders in accordance with the provisions of the Shareholders Agreement.

The Shareholders Agreement will remain valid and in force for the earlier of five (5) years from the date of execution of the Shareholders Agreement or an initial public offering on a recognized stock exchange to be identified and determined in agreement by the parties (“Qualifying IPO”), or any other liquidity event, such as a trade sale of Energica shares (jointly with the Qualifying IPO, a “Liquidity Event”).

The foregoing description of the Shareholders Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shareholders Agreement, which will be filed as an exhibit to Ideanomics’s future Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as required.

Item 7.01	Regulation FD Disclosure.

On the Effective Date, Ideanomics issued a press release announcing the entry into the Framework Agreement. A copy of the press release is hereby furnished pursuant to Item 7.01 as Exhibit 99.1 to this 8-K and is incorporated herein by reference.

The information under this Item 7.01, along with Exhibit 99.1 attached hereto, are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by Ideanomics that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release dated September 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements.

This 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Framework Agreement and the Shareholders Agreement, and the time frame in which these may occur, the use of proceeds and resulting ownership structure and related matters. Statements regarding future events are based on the Ideanomics’s current expectations and are necessarily subject to associated risks related to, among other things, regulatory approvals of the potential transaction or that other conditions to the closing of the potential transaction may not be satisfied, negative effects relating to the announcement of the potential transaction or any further announcements relating to the potential transaction or the consummation of the potential transaction on the market price of Ideanomics’s shares and/or the business relationships of the parties with third parties, failure to secure third party financing arrangements on viable terms, the occurrence of any event, change or other circumstances that could give rise to the termination of the Framework Agreement or the Shareholders Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Ideanomics’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Ideanomics undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: September 21, 2021	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer